UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: February 21, 2006
BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

217 North Fourth Avenue, Sturgeon Bay, Wisconsin	54235

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 743-5551
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 8.01. Other Events.
SIGNATURES
Press Release

Item 2.02. Results of Operations and Financial Condition.
On February 21, 2006, Baylake Corp. announced its results for the fourth quarter of fiscal 2005, ended December 31, 2005. A copy of Baylake Corp.’s related press release is furnished to the Commission by attaching it as Exhibit 99.1 to this report.
Item 8.01. Other Events.
In an announcement shared at an all employee meeting, Baylake Bank and Baylake Corp. President and Chief Executive Officer Thomas L. Herlache said that he intends to “mostly retire” and has set a target date of June 30, 2007.
According to Herlache, the Company’s Board of Directors’ Nominating Committee is in an active search for a new Baylake Bank President. The intent of the group is to hire a qualified candidate by July of this year, and have that individual assume full day-to-day responsibilities and become President/Chief Executive Officer of Baylake Bank on June 30, 2007.
“At that time, I plan to remain as Chairman of the Baylake Bank board and Baylake Corp board, as well as remain President of Baylake Corp. holding company,” Herlache said. “The June 30, 2007 date is not a deadline but a target. If a successor candidate who meets our high expectations is not hired, or if the selected candidate does not have sufficient orientation or experience with our staff and operations to have a seamless transition, I will not “mostly retire.”
* * * * *
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	BAYLAKE CORP. (Registrant)
	By:	/s/ Steven Jennerjohn
Steven Jennerjohn
Chief Financial Officer

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